EXHIBIT 23-D

                       CONSENT OF INDEPENDENT AUDITORS


 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U S WEST, Inc. relating to the U S WEST, Inc. Long-Term Incentive Plan, of our report dated 3 July 1995 with respect to the financial statements of Mercury Personal Communications for the year ended 31 March 1995 included in the Current Report on Form 8-K of U S WEST, Inc. dated May 23, 1995, as amended by Form 8-K/A, filed with the Securities and Exchange Commission.



/S/ ARTHUR ANDERSEN
Chartered Accountants and Registered Auditors


London, England
September 29, 1995